Exhibit 23

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we consent to the incorporation by reference of our report dated June 25, 2008 relating to the financial statements and supplemental schedule of the NSTAR Savings Plan as of December 31, 2007 and 2006 and for the year ended December 31, 2007 included in this Form 11-K into the Company's previously filed Registration Statement Form S-8 (File No. 333-87272).

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

June 25, 2008